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                                                                      EXHIBIT 23


                          INDEPENDENT AUDITORS CONSENT


     We consent to the incorporation by reference in the Registration Statements (No. 33-81976) and (No. 333-37112) on Form S-3 of TEPPCO Partners, L.P. of our report dated January 18, 2001, relating to the consolidated balance sheets of TEPPCO Partners, L.P. as of December 31, 2000 and 1999 and the related consolidated statements of income, partners' capital and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 annual report on Form 10-K of TEPPCO Partners, L.P.




                                                                 KPMG LLP


Houston, Texas
March 9, 2001